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                                                                    Exhibit 21.1


                   SUBSIDIARIES OF BLOCK COMMUNICATIONS, INC.

                                                  Jurisdiction of
                                                  Incorporation     Percentage
Name                                              or Organization   of Ownership
----                                              ----------------  ------------

Access Toledo, Ltd. ..............................Ohio              100%

Buckeye Cablevision, Inc. ........................Ohio              100%

Buckeye Telesystem, Inc. .........................Ohio              100%

CARS Holding, Inc. ...............................Ohio              100%

Community Communication Services, Inc. ...........Ohio              100%

Corporate Protection Services, Inc. ..............Ohio              100%

Erie County Cablevision, Inc. ....................Ohio              100%

Idaho Independent Television, Inc. ...............Idaho             100%

Independence Television Company ..................Pennsylvania      100%

Lima Communications Corporation ..................Ohio              100%

Metro Fiber & Cable Construction Company .........Ohio              100%

Monroe Cablevision, Inc. .........................Michigan          100%

PG Publishing Company ............................Pennsylvania      100%

Toledo Area Communications Services, Inc. ........Ohio              100%

WAND (TV) Partnership ............................Illinois          66 2/3%

WLFI-TV, Inc. ....................................Indiana           100%